Exhibit 99.1

Spire Global Announces $70.0 Million Private Placement

VIENNA, Va., April 9, 2026 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of satellite data, analytics and intelligence, today announced that it has entered into a securities purchase agreement for a private placement that is expected to result in gross proceeds of approximately $70.0 million to the Company before deducting placement agent fees and offering expenses. The private placement is expected to close on or about April 10, 2026, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the securities purchase agreement, Spire is selling an aggregate of 5.0 million shares of its Class A common stock at a purchase price of $14.00 per share.

Craig-Hallum Capital Group LLC acted as the sole placement agent for the private placement.

The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes, including, without limitation, accelerating growth across emerging opportunities in the U.S. and international markets for space reconnaissance and government procurement of commercial space-based weather data. The Company intends to enhance its sales and marketing capabilities, further deploy technology for radio frequency geolocation and weather data solutions, along with furthering cyber security hardening of its infrastructure to support sovereign data and constellation opportunities.

The offer and sale of the securities in the private placement as described above are being made in a transaction not involving a public offering and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Pursuant to a registration rights agreement, Spire agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issued in this private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of satellite data, analytics, and intelligence, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations, and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg and Germany.

Forward-Looking Statements

This press release contains forward-looking statements, including information about the expected gross proceeds from the private placement, the intended use of proceeds, our expectation to close the private placement on or about April 10, 2026, management’s view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this presentation are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

For Media:
Sarah Freeman
Senior Communications Manager
Sarah.Freeman@spire.com

For Investors:
Benjamin Hackman
Head of Investor Relations
Benjamin.Hackman@spire.com